Exhibit 99.1
GeneDx Reports Second Quarter 2023 Financial Results and Business Highlights

Accelerated whole exome and genome test volume growth by 56% year-over-year

Total revenue of $48M in Q2 is inclusive of 36% year-over-year growth of exome and genome test revenue

Expanded gross margins and operating expense rationalization resulting in continued cash burn reduction of 36% year-over-year

Broadened network of strategic partners, including breakthrough research collaboration with PacBio and University of Washington

GeneDx to host conference call today at 4:30 p.m. ET

STAMFORD, Conn., August 8, 2023 — GeneDx Holdings Corp. (Nasdaq: WGS), a leader in delivering improved health outcomes through genomic and clinical insights, today reported its financial results for the second quarter of 2023.
“Our goal at GeneDx is to end the diagnostic odyssey for patients and their families, and with the growth in exome volume and revenue this quarter, I’m pleased to say that we’re increasingly realizing that mission,” said Katherine Stueland, President and Chief Executive Officer of GeneDx. “We are accelerating physician conversion to whole exome and genome tests, which is not only better for patient care, but also better for the business. We expect this growth to continue through the second half of the year, which gives us confidence to meet our full year revenue guidance. In addition, we are continuing to rationalize our operating expenses and reduce our cash burn as we move forward to gain efficiency.”

Pro Forma Second Quarter Financial Results from Continuing Operations1

Pro forma results for GeneDx reported today include the combination of Legacy GeneDx and only the data and information business of Legacy Sema4, and assume Legacy GeneDx was owned for the entirety of 2022. Continuing operations exclude revenues and costs from the now discontinued Legacy Sema4 diagnostics testing business.
•Revenue: Pro forma revenue for the second quarter of 2023 was $45.2 million, compared to $40.1 million in the second quarter of 2022, representing an increase of 13% year-over-year. Revenues from whole exome and genome tests were $28.7 million compared to $21.1 million in the second quarter of 2022, representing an increase of 36% year-over-year, and an increase of 28% quarter-over-quarter.
•Test Volume: Total pro forma tests resulted in the second quarter of 2023 were nearly 55,000, compared to over 45,000 for the second quarter of 2022. Total whole exome and whole genome tests resulted were approximately 11,900, an increase of 56% year-over-year, and an increase of 36% quarter-over-quarter.
•Gross Margin: Pro forma adjusted gross margin expanded to 37% in the second quarter of 2023 up sequentially from 34% in the first quarter of 2023

Total Company Second Quarter Financial Results1

Total Company results reported today for the second quarter of 2023 include the combination of continuing operations and the now discontinued Legacy Sema4 diagnostic testing business. All comparable 2022 information presented below excludes any Legacy GeneDx revenues and associated costs prior to the second quarter of 2022 acquisition of GeneDx which closed April 29, 2022.

·Cash Position: Cash and cash equivalents and restricted cash were $157.6 million as of June 30, 2023. Excluding financing proceeds, total Company burn for the second quarter of 2023 was $53 million, an improvement of 36% year-over-year and 10% sequentially.
·Net Loss1: Total Company net loss for the second quarter of 2023 was $46.7 million. Total Company adjusted net loss for the second quarter of 2023 was $41.8 million2, an improvement of 37% year-over-year and 17% sequentially.
·Revenue1: Revenue for the second quarter of 2023 was $48.7 million, compared to $36.2 million in the second quarter of 2022.
·Gross Margin1: Gross margin for the second quarter of 2023 was 39%. Adjusted gross margin for the second quarter of 2023 was 42%.

Recent Business Highlights
Commercial Updates
•Continued to expand access to services, including state rapid whole genome sequencing (rWGS) in Medicaid populations in Florida and Arizona
oEight state Medicaid programs now cover rWGS in the pediatric inpatient setting, and additional bills are pending in three states, including Massachusetts
•Announced strategic partnership with Prognos Health to help rare disease patients rapidly gain access to potential treatment options, allowing commercial biopharma companies to leverage real-time data within Prognos Marketplace
•Signed agreements with biotechnology companies to leverage GeneDx’s clinical and genomic data to advance drug development.
•Increased the number of ordering clinicians by 39% in pediatrics and 55% in neurology through the second quarter of 2023

Scientific Updates
•PacBio and GeneDx in collaboration with the University of Washington to study the capabilities of HiFi long-read whole genome sequencing (WGS) to increase diagnostic rates in pediatric patients with genetic conditions.
oComparing long-read with short-read sequencing will help researchers explore whether novel variants, previously undiscovered by short-read technologies, may explain specific genetic conditions.
•Published research using PanGenome Research-Tool Kit (PGR-TK), a computational tool for scalable analysis of clinically relevant genes within the human pangenome
•Presented new data at the 2023 United Mitochondrial Disease Foundation’s (UMDF) Mitochondrial Medicine Symposium demonstrating urine mitochondrial DNA testing as a clinically impactful and non-invasive option for analysis of the m.3243A>G variant
•Recently hired team of engineers with decades of experience in building genomic analysis tools to accelerate clinical interpretation artificial intelligence (AI) platform

Financial & Corporate Growth
•Completed 1-for-33 reverse stock split effective on May 4, 2023
•Appointed Devin K. Schaffer, JD, MBA as general counsel and secretary, responsible for all legal, compliance, and regulatory activities

GeneDx Pro Forma Full Year 2023 Guidance

GeneDx is reiterating certain previously issued full year 2023 guidance. The continuing operations of GeneDx, excluding revenues and direct costs from the now discontinued Legacy Sema4 diagnostic testing business, are expected to:
•Generate revenues between $205 to $220 million for full year 2023;
•Expand gross margin profile in 2023 and beyond; and
•Turn profitable in 2025.

GeneDx is updating its previously issued cash use guidance and now expects to use $70 to $85 million of net cash for the second half of 2023, inclusive of servicing obligations of the previously exited business activities. The Company’s total cash burn in the fourth quarter of 2023 is expected to be nearly half of second quarter burn.

1 The pro forma unadjusted and adjusted results from continuing operations for the second quarter of 2023 and the comparable results for the second quarter of 2022 are presented on a pro forma basis assuming Legacy GeneDx and the Company were combined for the entirety of 2022 and exclude the revenues and costs from the now discontinued Legacy Sema4 diagnostic testing business, and include the combination of the Legacy GeneDx diagnostic business revenues and costs with the data and information revenues and associated costs derived from the Legacy Sema4 business. Actual results include the Legacy GeneDx business from the date of the Company’s acquisition of Legacy GeneDx on April 29, 2022, the purchase accounting associated with the acquisition of Legacy GeneDx, and also include the financial impacts of exited Legacy Sema4 business activities for the full quarter.
2 Adjusted gross margin and adjusted net loss are non-GAAP financial measures. See appendix for a reconciliation of GAAP to Non-GAAP figures presented.

Webcast and Conference Call Details
GeneDx will host a conference call today, August 8, 2023, at 4:30 p.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the GeneDx investor relations website at https://ir.genedx.com/.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our future performance and our market opportunity, including our expected full year 2023 reported revenue guidance, our expectations regarding our gross margin profile in 2023 and beyond, our use of cash and our cash burn in 2023 and our turning profitable in 2025, our expectations for our growth and future investment in our business, our expectations regarding our plans to pursue new strategic direction, improve our operational efficiency and reduce our cash burn and our ability to scale to profitability, the associated cost savings of our business exits and impact on our gross margins. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our ability to implement business plans, goals and forecasts, and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (iii) the size and growth of the market in which we operate, (iv) our ability to pursue our new strategic direction, and (vi) our ability to enhance our artificial intelligence tools that we use in our clinical interpretation platform. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 16, 2023, and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.

About GeneDx
GeneDx (Nasdaq: WGS) delivers personalized and actionable health insights to inform diagnosis, direct treatment and improve drug discovery. The company is uniquely positioned to accelerate the use of genomic and large-scale clinical information to enable precision medicine as the standard of care. GeneDx is at the forefront of transforming healthcare through its industry-leading exome and genome testing and interpretation, fueled by one of the world’s largest rare disease data sets. For more information, please visit genedx.com and connect with us on LinkedIn, Facebook, Twitter and Instagram.

Investor Relations Contact:
Tricia Truehart
Investors@GeneDx.com

Media Contact:
Maurissa Messier
Press@GeneDx.com

Pro forma select volume and revenue from Continuing Operations in the table below assume Legacy GeneDx was owned for the entirety of the applicable quarter(s) and are calculated based on the construct of our continuing operations inclusive of Legacy GeneDx combined with data revenues and associated costs from Legacy Sema4. Pro forma select metrics are presented for illustrative purposes only and are not necessarily indicative of the results that would have occurred had the GeneDx acquisition been completed on such dates or that may occur in the future.

Pro Forma Select Volume & Revenue from Continuing Operations

	2Q22	3Q22	4Q22	1Q23	2Q23
Volumes
Whole Exome, Whole Genome	7,579	7,722	7,862	8,705	11,855
Exome based Panels	3,141	2,983	3,013	3,136	3,472
Hereditary Cancer	7,391	5,445	6,069	7,120	7,142
Other individual gene tests and multi-gene disease panels	27,446	28,764	31,891	33,817	32,459
Total	45,557	44,914	48,835	52,778	54,928

Revenue
Whole Exome, Whole Genome	$21.1	$24.0	$23.3	$22.4	$28.7
Exome based Panels	$2.4	$2.3	$2.0	$2.0	$2.0
Hereditary Cancer	$3.8	$3.5	$4.4	$4.3	$3.8
Other individual gene tests and multi-gene disease panels	$10.5	$15.6	$14.3	$10.6	$8.6
Data Information	$2.3	$1.8	$1.9	$1.3	$2.1
Total	$40.1	$47.2	$45.8	$40.7	$45.2
Unaudited Pro forma select financial information assume Legacy GeneDx was owned for the entirety of 2022 and is calculated based on the construct of our continuing operations inclusive of Legacy GeneDx combined with data revenues and associated costs from Legacy Sema4. Unaudited Pro forma select financial information is presented for illustrative purposes only and is not necessarily indicative of the results that would have occurred had the Legacy GeneDx acquisition been completed on such dates or that may occur in the future.

UNAUDITED PRO FORMA SELECT FINANCIAL INFORMATION
FOR THE THREE MONTHS ENDED JUNE 30, 2023
(in thousands)

	GeneDx Continuing Operations	Legacy Sema4 Discontinued Business	Combined GeneDx and Sema4
Revenue	$45,226	$3,480	$48,706
Adjusted Cost of Services	28,452	-	28,452
Adjusted Gross Margin	$16,774	$3,480	$20,254
Adjusted Gross Margin %	37.1%	-%	41.6%
UNAUDITED PRO FORMA SELECT FINANCIAL INFORMATION
FOR THE THREE MONTHS ENDED MARCH 31, 2023
(in thousands)

	GeneDx Continuing Operations	Legacy Sema4 Discontinued Business	Combined GeneDx and Sema4
Revenue	$40,693	$2,446	$43,139
Adjusted Cost of Services	26,826	2,080	28,906
Adjusted Gross Margin	$13,867	$366	$14,233
Adjusted Gross Margin %	34.1%	14.9%	33.0%

	Three months ended June 30,
	2023	2022
	(in thousands)
Revenue
Diagnostic test revenue	$46,635	$34,004
Other Revenue	2,071	2,165
Total Revenue	48,706	36,169
Cost of Service	29,949	65,767
Gross (Loss) Profit	$18,757	$(29,598)
Gross Margin	39%	(82)%

Depreciation and amortization	1,233	3,316
Stock-based compensation	251	1,810
Restructuring costs	13	205
Adjusted Gross (Loss) Profit	$20,254	$(24,267)
Adjusted Gross Margin	42%	(67)%

Three months ended March 31,
2023
(in thousands)
Revenue
Diagnostic test revenue	$41,850
Other Revenue	1,289
Total Revenue	43,139
Cost of Service	27,903
Gross (Loss) Profit	$15,236
Gross Margin	35.3%

Depreciation and amortization	589
Stock-based compensation	(1,666)
Restructuring costs	74
Adjusted Gross (Loss) Profit	$14,233
Adjusted Gross Margin	33.0%

	Three months ended June 30,
	2023	2022
	(in thousands)
Net (loss) income	$(46,719)	$(85,742)
Interest expense, net	(1,074)	408
Income tax benefit	(196)	(49,077)
Depreciation and amortization	10,332	8,964
Stock-based compensation expense	108	22,721
Transaction and acquisition costs	—	9,099
Restructuring	1,637	6,832
Change in fair market value of financial liabilities	(3,547)	(28,182)
Gain on sale of assets	(2,954)	—
Third party payor reserve release	(3,238)	—
Provision for excess and obsolete inventory associated with Legacy Sema4	2,620	—
Other income, net	(86)	(56)
Adjusted EBITDA	$(43,117)	$(115,033)

Net (loss) income	(46,719)	(85,742)
Stock-based compensation expense	108	22,721
Depreciation and amortization	10,332	8,964
Change in fair market value of warrant and earn-out contingent liabilities	(3,547)	(28,182)
Transaction and acquisition costs	—	9,099
Restructuring	1,637	6,832
Gain on sale of assets	(2,954)	—
Third party payor reserve release	(3,238)	—
Provision for excess and obsolete inventory associated with Legacy Sema4	2,620	—
Other income, net	(86)	(56)
Adjusted Net loss	$(41,847)	$(66,364)

Three months ended March 31,
2023
(in thousands)
Net (loss) income	$(60,989)
Interest expense, net	35
Income tax benefit	(147)
Depreciation and amortization	8,636
Stock-based compensation expense	48
Impairment loss	2,120
Transaction and acquisition costs	—
Restructuring	702
Change in fair market value of financial liabilities	3,453
Gain on debt forgiveness	(2,750)
Adjusted EBITDA	$(48,892)

Net (loss) income	(60,989)
Stock-based compensation expense	48
Depreciation and amortization	8,636
Impairment loss	2,120
Change in fair market value of warrant and earn-out contingent liabilities	3,453
Transaction and acquisition costs	—
Restructuring	702
Other, net	(2,750)
Adjusted Net loss	$(48,780)

	Three months ended,
	Q2 2023	Q1 2023	Q2 2022	Q4 2022
	(in thousands)

Operating expenses	$70,379	$75,600	$133,051	$308,557
Depreciation and amortization	(9,099)	(8,046)	(5,648)	(14,046)
Stock-based compensation	143	(1,715)	(20,911)	(10)
Restructuring costs	(1,624)	(628)	(15,726)	(7,358)
Impairment loss	—	(2,120)	—	(210,145)
Other, net	334	—	—	—
Adjusted operating expenses	$ 60,133	$ 63,091	$ 90,766	$ 76,998

GeneDx Holdings Corp.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	June 30, 2023 (unaudited)	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$ 156,655	$ 123,933
Restricted cash	—	13,470
Accounts receivable, net	32,710	42,634
Due from related parties	1,196	708
Inventory, net	11,531	13,665
Prepaid expenses and other current assets	11,185	18,212
Total current assets	213,277	212,622
Operating lease right-of-use assets	33,684	32,758
Property and equipment, net	43,332	51,527
Intangible assets, net	179,638	186,650
Long-term restricted cash	900	900
Other assets	5,559	6,485
Total assets	$ 476,390	$ 490,942
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$ 54,767	$ 84,878
Due to related parties	4,338	3,593
Short-term lease liabilities	5,346	6,121
Other current liabilities	19,917	49,705
Total current liabilities	84,368	144,297
Long-term debt, net of current portion	6,250	6,250
Long-term lease liabilities	63,748	60,013
Other liabilities	22,411	22,000
Deferred taxes	2,250	2,659
Warrant liability	220	418
Earn-out contingent liability	1,030	1,600
Total liabilities	180,277	237,237
Commitments and contingencies (Note 10)
Stockholders’ equity:
Preferred Stock, $0.0001 par value: 1,000,000 and 1,000,000 shares authorized at June 30, 2023 and December 31, 2022, respectively; 0 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	—	—
Class A common stock, $0.0001 par value: 1,000,000,000 and 1,000,000,000 shares authorized at June 30, 2023 and December 31, 2022, respectively; 25,761,147 and 11,773,065 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	2	1
Additional paid-in capital	1,528,240	1,378,125
Accumulated deficit	(1,232,129)	(1,124,421)
Total stockholders’ equity	296,113	253,705
Total liabilities and stockholders’ equity	$ 476,390	$ 490,942

GeneDx Holdings Corp.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Revenue:
Diagnostic test revenue	$ 46,635	$ 34,004	$ 88,485	$ 86,499
Other revenue	2,071	2,165	3,360	3,611
Total revenue	48,706	36,169	91,845	90,110
Cost of services	29,949	65,767	57,852	114,083
Gross profit (loss)	18,757	(29,598)	33,993	(23,973)
Research and development	17,138	27,168	31,730	48,483
Selling and marketing	15,182	32,827	28,634	58,456
General and administrative	37,341	71,325	81,030	118,027
Related party expenses	1,052	1,731	2,799	3,015
Impairment loss	—	—	2,120	—
Other, net	(334)	—	(334)	—
Loss from operations	(51,622)	(162,649)	(111,986)	(251,954)

Other income (expense), net:
Change in fair market value of warrant and earn-out contingent liabilities	3,547	28,182	94	41,372
Interest income	1,700	382	2,432	409
Interest expense	(626)	(790)	(1,393)	(1,598)
Other income, net	86	56	2,802	56
Total other (expense) income, net	4,707	27,830	3,935	40,239
Loss before income taxes	$ (46,915)	$ (134,819)	$ (108,051)	$ (211,715)
Income tax benefit	196	49,077	343	49,077
Net loss and comprehensive loss	$ (46,719)	$ (85,742)	$ (107,708)	$ (162,638)
Weighted average shares outstanding of Class A common stock	25,418,358	10,234,910	22,754,948	8,827,829
Basic and diluted net loss per share, Class A common stock	$ (1.84)	$ (8.38)	$ (4.73)	$ (18.42)

GeneDx Holdings Corp.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six months ended June 30,
	2023	2022
Operating activities
Net loss	$ (107,708)	$ (162,638)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	18,968	14,767
Impairment loss	2,120	—
Gain on sale of assets	(2,954)	—
Stock-based compensation expense	156	40,280
Gain on debt forgiveness	(2,750)	—
Change in fair value of warrant and earn-out contingent liabilities	(94)	(41,372)
Deferred tax benefit	(343)	(49,077)
Provision for excess and obsolete inventory	2,620	347
Third party payor reserve release	(4,308)	—
Non-cash lease expense	155	331
Amortization of deferred debt issuance costs	257	257
Change in operating assets and liabilities:
Accounts receivable	10,174	2,357
Inventory	(486)	(2,282)
Prepaid expenses and other current assets	5,476	2,910
Due to/from related parties	256	(1,325)
Other assets	416	(1,126)
Accounts payable and accrued expenses	(25,399)	35,712
Contract liabilities	—	(473)
Other current liabilities	(5,617)	(4,807)
Net cash used in operating activities	(109,061)	(166,139)
Investing activities
Consideration on escrow paid for GeneDx acquisition	(12,144)	(127,004)
Purchases of property and equipment	(2,762)	(2,748)
Proceeds from sale of assets	3,634	—
Development of internal-use software assets	(461)	(4,458)
Net cash used in investing activities	(11,733)	(134,210)
Financing activities
Proceeds from PIPE issuance, net of issuance costs	—	197,712
Proceeds from offerings, net of issuance costs	143,002	—
Long-term debt principal payment	(2,000)	—
Finance lease principal payments	(784)	(1,634)
Finance lease payoff	(438)	—
Exercise of stock options	266	1,819
Net cash provided by financing activities	140,046	197,897
Net increase (decrease) in cash, cash equivalents and restricted cash	19,252	(102,452)
Cash, cash equivalents and restricted cash, at beginning of period	138,303	401,469
Cash, cash equivalents and restricted cash, at end of period	$ 157,555	$ 299,017